                                                                    Exhibit A-22


ARTICLES OF AMENDMENT OF THE
ARTICLES OF INCORPORATION
State Form 38333

[Seal of the state of Indiana]

                          ARTICLES OF AMENDMENT OF THE
                          ARTICLES OF INCORPORATION OF:

Name of the Corporation:      NESI Solutions, Inc.

The undersigned officers of:  NESI Solutions, Inc, Inc.

(hereinafter referred to as the "Corporation") existing pursuant to the provisions of: Indiana Business Corporation Law as amended (hereinafter referred to as the "Act"), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certify the following facts:

                             ARTICLE I: Amendment(s)

Section 1: The date of incorporation of the Corporation is: 01/31/1997

Section 2: The name of the Corporation following this amendment to the Articles of Incorporation is: EnergyUSA Commercial, Inc.

Section 3: The exact text of Article(s) I of the Articles of Incorporation is now as follows:

"The name of the Corporation is EnergyUSA Commercial, Inc."

Section 4: Date of each amendment's adoption:  March 31, 1999

                     ARTICLE II: Manner of Adoption and Vote

Strick inapplicable section:

__ Section 1: This amendment was adopted by the Board of Directors or incorporators and shareholders action was not required.

_x_ Section 2: The
shareholders of the Corporation entitled to vote in respect to the amendment adopted the proposed amendment. The amendment was adopted by:

         A. Vote of such shareholders during a meeting called by the Board of Directors. The result of such vote is as follows:
                  __ Shares entitled to vote.
                  __ Number of shares represented at the meeting.
                  __ Shares voted in favor.
                  __ Shares voted against.
         B. Written consent executed on March 31, 1999 and signed by all such shareholders.

                 ARTICLE III: Compliance with Legal Requirements

The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the Provisions of the Act, the Articles of Incorporation, and the By-Laws of the Corporation.

I hereby verify, subject to the penalties of perjury, that the statements contained herein are true, this 20th day of May, 1999

/s/ Nina M. Rausch
Secretary

                                STATE OF INDIANA
                        OFFICE OF THE SECRETARY OF STATE

                              ARTICLES OF AMENDMENT


To Whom These Presents Come, Greeting:

WHEREAS, there has been presented to me at this office, Articles of Amendment for:


                              NESI SOLUTIONS, INC.

And said Articles of Amendment have been prepared and signed in accordance with the provisions of the Indiana Business Corporation Law, as amended.

The name of the corporation is amended as follows:

                           ENERGYUSA COMMERCIAL, INC.

NOW, THEREFORE, I, SUE ANNE GILROY, Secretary of State of Indiana, hereby certified that I have this day filed said articles in this office.

The effective date of these Articles of Amendment is May 27, 1999.

[Seal of the State of Indiana]

                                    In Witness Whereof, I have hereunto set my hand and affixed the seal of the State of Indiana, at the City of Indianapolis, this Twenty-seventh day of May, 1999.

                                    /s/ Sue Ann Gilroy, Secretary of State